Exhibit 99.1

Yahoo! Reports First Quarter 2010 Results

Display Advertising Grew 20% Year Over Year

SUNNYVALE, California--(BUSINESS WIRE)--April 20, 2010--Yahoo! Inc. (NASDAQ:YHOO) today reported results for the quarter ended March 31, 2010.

Revenues were $1,597 million for the first quarter of 2010, a 1 percent increase from the first quarter of 2009. Income from operations for the first quarter of 2010 was $188 million, compared to $101 million in the first quarter of 2009.

“We had a good quarter, delivering income from operations higher than our outlook,” said Yahoo! Chief Executive Officer Carol Bartz. “Thanks to our efforts, our search share has stabilized, and we grew display advertising by 20% year over year. More importantly, guaranteed display grew by 24% as advertisers took advantage of the science, art and scale that only Yahoo! can offer.”

Under our Search and Advertising Services and Sales Agreement with Microsoft Corporation, Microsoft agreed to reimburse Yahoo! for the cost of operating our algorithmic and paid search services following commencement of performance under the agreement (until the services are fully transitioned to Microsoft). Microsoft separately agreed to reimburse Yahoo! for transition costs up to an aggregate total of $150 million. Yahoo!’s results for the three months ended March 31, 2010 reflect $78 million in net reimbursements from Microsoft, including $43 million for net transition cost reimbursements and $35 million for search operating cost reimbursements.

Transition cost reimbursements from Microsoft in the first quarter include reimbursements for costs we incurred in 2009 as well as in the first quarter of 2010. In the future, quarterly transition cost reimbursements are expected to be roughly equivalent to quarterly transition costs. Search operating cost reimbursements are expected to continue each quarter until Yahoo! has fully transitioned to Microsoft’s search platform. We view search operating cost reimbursements as an indicator of the long-term cost savings associated with full implementation of the search agreement.

Net income per diluted share for the first quarter of 2010 was $0.22, compared to $0.08 in the first quarter of 2009. Net income per diluted share for the first quarter of 2010 included a benefit of $0.05 per diluted share related to the sale of Zimbra, Inc. and $0.02 per diluted share related to transition cost reimbursements from Microsoft.

“We made important strides on several measures in the first quarter,” said Yahoo! Chief Financial Officer Tim Morse. “Our operating margin improved and we began redeploying capital into share repurchases and value-creating acquisitions. Our operating income growth and expanded margins this quarter demonstrate the success of our efficiency efforts as well as the first tangible benefits of our search agreement with Microsoft.”

Business Highlights

  Yahoo! received regulatory clearance for its search agreement with Microsoft from both the U.S. Department of Justice and the European Commission. The companies commenced implementation of the agreement on February 23, 2010.
  Owned and Operated display advertising continued to perform well, growing 20 percent in the quarter compared to the first quarter of 2009. This was driven by strong performance in guaranteed display, which increased 24% year over year.
  Yahoo! is now powering the mobile Internet search experience and sponsored search advertising on Telefónica's emocion portal.
  Yahoo! agreed to acquire Citizen Sports, a company that brings the world of sports to fans' favorite social networking sites and mobile devices.
  Yahoo! Sports Fantasy Baseball was named the official fantasy baseball game of MLB.com.
  Yahoo! introduced a trio of new, innovative apps – Yahoo! Search and Sketch a Search for the iPhone, and Yahoo! Entertainment for the iPad.
  Twitter and Yahoo! entered into a global partnership to integrate Twitter's real-time social experiences throughout Yahoo!’s global network.
  Yahoo! expanded the availability of its TV Widget experience globally through new partnerships with Hisense, ViewSonic, MIPS Technologies, and Sigma Designs.
  Yahoo! celebrated its 15th anniversary during the quarter. From our humble beginnings in a trailer at Stanford to the hundreds of millions of users we serve globally today, the anniversary is a significant milestone illustrating Yahoo!’s staying power and relevance.

Financials at a Glance

Quarterly GAAP Results (in millions, except percentages and per share amounts)
	Q1 2009	Q1 2010	Percent Change
Revenues	$1,580	$1,597	1%
Income from operations	$101	$188	87%
Net income attributable to Yahoo! Inc.	$118	$310	N/M
Net income attributable to Yahoo! Inc. common stockholders per share - diluted	$0.08	$0.22	N/M

N/M = Not Meaningful

First Quarter 2010 Revenue Results

  Marketing services revenues increased 3 percent and fees revenues declined 11 percent, compared to the first quarter of 2009.
  Marketing services revenues declined 7 percent and fees revenues decreased 11 percent, compared to the fourth quarter of 2009.
  Marketing services revenues from Owned and Operated sites of $875 million were flat compared to $872 million for the same period of 2009. This was primarily driven by a 20 percent increase in display advertising revenue, offset by a 14 percent decline in search advertising revenue.
  Marketing services revenues from Affiliate sites were $548 million, a 7 percent increase compared to $511 million for the same period of 2009.

First Quarter 2010 Cash Flow and Cash Balance

  Cash flow from operating activities was $144 million, a 45 percent decrease compared to $262 million for the same period of 2009.
  Free cash flow was $64 million, a 70 percent decrease compared to $214 million for the same period of 2009.
  Cash, cash equivalents, and investments in marketable debt securities were $4,244 million at March 31, 2010 compared to $4,518 million at December 31, 2009, a decline of $274 million. During the first quarter of 2010, Yahoo! repurchased 24.8 million shares for $385 million.

Business Outlook

Revenue for the second quarter of 2010 is expected to be in the range of $1,600 million to $1,680 million. Income from operations for the second quarter of 2010 is expected to be in the range of $155 million to $195 million. Total expenses (cost of revenues plus total operating expenses) for the second quarter of 2010 is expected to be in the range of $1,445 million to $1,485 million. Total expenses less traffic acquisition costs (“TAC”) for the second quarter of 2010 is expected to be in the range of $970 million to $990 million. Total expenses less TAC, depreciation and amortization (“D&A”), and stock-based compensation expense (“SBC”) for the second quarter of 2010 is expected to be in the range of $750 million to $760 million.

Conference Call

Yahoo! will host a conference call to discuss first quarter 2010 results at 5 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 50180233.

Note Regarding Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): free cash flow, total expenses less TAC, total expenses less TAC, D&A, and SBC, non-GAAP net income, and non-GAAP net income per diluted share. These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliation of cash flow from operating activities to free cash flow”, “GAAP to Non-GAAP Reconciliations,” and “Business Outlook”.

About Yahoo!

Yahoo! attracts hundreds of millions of users every month through its innovative technology and engaging content and services, making it one of the most trafficked Internet destinations and a world class online media company. Yahoo!'s vision is to be the center of people's online lives by delivering personally relevant, meaningful Internet experiences. Yahoo! is headquartered in Sunnyvale, California. For more information, visit http://pressroom.yahoo.com or the company's blog, Yodel Anecdotal (http://yodel.yahoo.com).

“Owned and Operated sites” refers to Yahoo!’s owned and operated online properties and services.

“Affiliate sites” refers to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the impact of management and organizational changes; the implementation and results of Yahoo!'s ongoing strategic and cost initiatives; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; and transition and implementation risks associated with our search agreement with Microsoft Corporation. All information set forth in this press release and its attachments is as of April 20, 2010. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which will be filed with the SEC in the second quarter of 2010.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2009	2010

Revenues	$1,580,042	$1,596,960

Cost of revenues	700,737	706,382

Gross profit	879,305	890,578

Operating expenses:
Sales and marketing	321,112	313,538
Product development	306,043	266,077
General and administrative	136,997	110,428
Amortization of intangibles	9,667	8,102
Restructuring charges, net	4,801	4,412
Total operating expenses	778,620	702,557

Income from operations	100,685	188,021

Other income, net	4,960	86,328

Income before income taxes and earnings in equity interests	105,645	274,349

Provision for income taxes	(35,884)	(49,444)
Earnings in equity interests	48,934	87,374

Net income	118,695	312,279

Less: Net income attributable to noncontrolling interests	(1,137)	(2,088)

Net income attributable to Yahoo! Inc.	$117,558	$310,191

Net income attributable to Yahoo! Inc. common stockholders per share - diluted	$0.08	$0.22

Shares used in per share calculation - diluted	1,406,510	1,413,432

Stock-based compensation expense by function:
Cost of revenues	$3,579	$1,011
Sales and marketing	49,897	13,678
Product development	54,278	32,373
General and administrative	18,966	13,721

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of free cash flow, total expenses (GAAP cost of revenues plus GAAP total operating expenses) less traffic acquisition costs ("TAC"), total expenses less TAC, D&A, and SBC, non-GAAP net income, and non-GAAP net income per diluted share, which are reconciled to cash flow from operating activities, total expenses (GAAP cost of revenues plus GAAP total operating expenses), net income attributable to Yahoo! Inc., and net income attributable to Yahoo! Inc. common stockholders per share-diluted, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business and operating costs. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, cash flow from operating activities, total expenses, net income attributable to Yahoo! Inc., and net income attributable to Yahoo! Inc. common stockholders per share-diluted calculated in accordance with GAAP.

Free cash flow is a non-GAAP financial measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Total expenses less TAC is a non-GAAP financial measure defined as total expenses less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! Website. We consider total expenses less TAC to be a useful indicator of our operating costs. We exclude TAC from this measure because TAC generally varies based on the revenue we earn from traffic supplied by our Affiliates, and doing so assists investors in understanding the operating cost structure of our business. A limitation associated with the non-GAAP measure of total expenses less TAC is that it does not reflect TAC. Management compensates for this limitation by also relying on the comparable GAAP financial measures of cost of revenues and income from operations, each of which includes TAC.

Total expenses less TAC, depreciation and amortization (“D&A”), and stock-based compensation expense (“SBC”) is defined as total expenses less TAC, D&A, and SBC. We consider this measure to be a useful indicator of our cash operating costs. We exclude TAC from this measure because, as noted above, TAC generally varies based on the revenue we earn from traffic supplied by our Affiliates, and doing so assists investors in understanding the operating cost structure of our business. We exclude D&A because while tangible and intangible assets support our businesses, we believe excluding the related non-cash D&A costs will aid investors in understanding the cash costs associated with operating our business. We exclude SBC due to the variety of equity awards used by companies, the varying methodologies for determining SBC, and the assumptions involved in those determinations, we believe excluding SBC enhances the ability of management and investors to understand the impact of SBC on our operating results. There are limitations associated with the non-GAAP measure of total expenses less TAC, D&A, and SBC. First, it does not reflect TAC. Management compensates for this limitation by also relying on the comparable GAAP financial measures of cost of revenues and income from operations (each of which includes TAC). Second, it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Third, it does not include SBC related to the Company’s workforce. Management compensates for the second and third limitations by also relying on the comparable GAAP financial measures of operating expenses and income from operations (each of which includes D&A and SBC).

Non-GAAP net income is defined as net income attributable to Yahoo! Inc. excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results. In reporting results for fiscal 2009 and its interim periods, we adjusted non-GAAP net income to exclude stock-based compensation expense and its related tax effects. Beginning this quarter, we no longer exclude stock-based compensation expense and its related tax effects. For comparison purposes, prior period amounts have been revised to conform to the current presentation. We consider non-GAAP net income and non-GAAP net income per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income attributable to Yahoo! Inc. and net income attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per diluted share.

	Yahoo! Inc.
	Supplemental Financial Data
	(in thousands)

		Three Months Ended
		March 31,
		2009	2010
	Revenues for groups of similar services:
	Marketing services:
	Owned and Operated sites	$871,764	$874,820
	Affiliate sites	511,417	547,698
	Marketing services	1,383,181	1,422,518
	Fees	196,861	174,442
	Total revenues	$1,580,042	$1,596,960

	Revenues by segment:
	United States	$1,187,930	$1,120,664
	International	392,112	476,296
	Total revenues	1,580,042	1,596,960
	Direct costs by segment (1):
	United States	464,663	413,434
	International	214,586	263,240
	Global operating costs (2)	487,014	501,824
	Restructuring charges, net	4,801	4,412
	Depreciation and amortization	181,573	165,246
	Stock-based compensation	126,720	60,783
	Income from operations	$100,685	$188,021

	Traffic acquisition costs ("TAC") by segment:
	United States	$290,143	$277,830
	International	133,652	188,700
	Total TAC	$423,795	$466,530

	Reconciliation of cash flow from operating activities to free cash flow:
	Cash flow from operating activities	$262,349	$143,597
	Acquisition of property and equipment, net	(70,481)	(112,541)
	Excess tax benefits from stock-based awards	22,127	32,889
	Free cash flow	$213,995	$63,945

(1)

Direct costs for each segment include TAC, other cost of revenues, and other operating expenses that are directly attributable to the segment such as employee compensation expense, local sales and marketing expenses, and facilities expenses.

(2)

Global operating costs include product development, service engineering and operations, marketing, customer advocacy, general and administrative, and other corporate expenses that are managed on a global basis and that are not directly attributable to any segment.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share amounts)

		Three Months Ended
		March 31,
		2009	2010

GAAP Net income attributable to Yahoo! Inc.		$117,558	$310,191

(a)	Transition cost reimbursements from Microsoft, net (3)	-	(43,300)

(b)	Incremental costs for advisors related to the strategic alternatives and related matters (4)	3,709	-

(c)	Restructuring charges, net	4,801	4,412

(d)	Gain on sale of Zimbra, Inc.	-	(66,130)

(e)	To adjust the provision for income taxes to exclude the tax impact of items (a) through (d) above for the three months ended March 31, 2009 and 2010, respectively	(2,957)	13,668

Non-GAAP Net income		$123,111	$218,841

GAAP Net income attributable to Yahoo! Inc. common stockholders per share - diluted		$0.08	$0.22

Non-GAAP Net income per share - diluted		$0.09	$0.15

Shares used in non-GAAP per share calculation - diluted		1,406,510	1,413,432

(3)	Non-GAAP net income excludes reimbursements for prior 2009 periods. For the three months ended March 31, 2010, Yahoo! accrued $67 million of reimbursements from Microsoft for transition costs incurred by Yahoo! in 2009 and the first quarter of 2010, partially offset by $24 million of transition costs incurred by Yahoo! in the first quarter of 2010. No adjustment is made for the $35 million of search operating cost reimbursements from Microsoft accrued in the first quarter of 2010, because the underlying costs were incurred in the same period.

(4)	Includes incremental costs for advisors related to Microsoft's proposals to acquire all or a part of the Company, other strategic alternatives, including the Google agreement, the proxy contest, and related litigation defense.

Yahoo! Inc.
Business Outlook

The following business outlook is based on current information and expectations as of April 20, 2010. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

Three Months
Ending
June 30, 2010
(in millions)

Revenues:	$1,600 - 1,680

Income from Operations:	$155 - 195

Total Expenses less TAC:
Total Expenses (GAAP Cost of Revenues + GAAP Total Operating Expenses)	$1,445 - 1,485
Less: Traffic Acquisition Costs ("TAC")	(475 - 495)
Total Expenses less TAC	$970 - 990

Total Expenses less TAC, D&A, and SBC:
Total Expenses (GAAP Cost of Revenues + GAAP Total Operating Expenses)	$1,445 - 1,485
Less: Traffic Acquisition Costs ("TAC")	(475 - 495)
Less: Depreciation and Amortization ("D&A")	(160 - 165)
Less: Stock-Based Compensation Expense ("SBC")	(60 - 65)
Total Expenses less TAC, D&A, and SBC	$750 - 760

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$118,695	$312,279
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	134,866	129,683
Amortization of intangible assets	46,707	35,563
Stock-based compensation expense, net	126,720	60,783
Non-cash restructuring charges	(558)	-
Tax benefits from stock-based awards	(2,705)	12,864
Excess tax benefits from stock-based awards	(22,127)	(32,889)
Deferred income taxes	5,826	28,687
Earnings in equity interests	(48,934)	(87,374)
Gain from sale of investments, assets, and other, net	(3,141)	(51,021)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	136,535	89,192
Prepaid expenses and other	2,267	(127,120)
Accounts payable	(29,689)	(22,553)
Accrued expenses and other liabilities	(170,480)	(150,027)
Deferred revenue	(31,633)	(54,470)
Net cash provided by operating activities	262,349	143,597

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(70,481)	(112,541)
Purchases of marketable debt securities	(1,241,194)	(682,397)
Proceeds from sales of marketable debt securities	55,018	88,845
Proceeds from maturities of marketable debt securities	1,045,691	905,903
Purchases of intangible assets	(5,365)	(5,464)
Proceeds from the sale of a divested business	-	100,000
Net cash (used in) provided by investing activities	(216,331)	294,346

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	3,932	12,877
Repayments of capital lease obligations	-	(363)
Repurchases of common stock	-	(385,171)
Excess tax benefits from stock-based awards	22,127	32,889
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(10,339)	(30,086)
Net cash provided by (used in) financing activities	15,720	(369,854)

Effect of exchange rate changes on cash and cash equivalents	(35,525)	(12,887)

Net change in cash and cash equivalents	26,213	55,202
Cash and cash equivalents, beginning of period	2,292,296	1,275,430

Cash and cash equivalents, end of period	$2,318,509	$1,330,632

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2009	2010

ASSETS
Current assets:
Cash and cash equivalents	$1,275,430	$1,330,632
Short-term marketable debt securities	2,015,655	1,911,423
Accounts receivable, net	1,003,362	900,253
Prepaid expenses and other current assets	300,325	428,156
Total current assets	4,594,772	4,570,464

Long-term marketable debt securities	1,226,919	1,001,654
Property and equipment, net	1,426,862	1,469,984
Goodwill	3,640,373	3,600,234
Intangible assets, net	355,883	288,294
Other long-term assets	194,933	135,067
Investments in equity interests	3,496,288	3,583,129

Total assets	$14,936,030	$14,648,826

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$136,769	$113,798
Accrued expenses and other current liabilities	1,169,815	1,049,481
Deferred revenue	411,144	351,795
Total current liabilities	1,717,728	1,515,074

Long-term deferred revenue	122,550	101,773
Capital lease and other long-term liabilities	83,021	135,797
Deferred and other long-term tax liabilities, net	494,095	448,237
Total liabilities	2,417,394	2,200,881

Total Yahoo! Inc. stockholders' equity	12,493,320	12,420,541
Noncontrolling interests	25,316	27,404
Total equity	12,518,636	12,447,945

Total liabilities and equity	$14,936,030	$14,648,826

CONTACTS:
Yahoo! Inc.
Dana Lengkeek, 408-349-1130 (Media Relations)
danal@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com